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                                                                   EXHIBIT 99.02


                           S.T. RESEARCH CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF S.T. RESEARCH CORPORATION


         The undersigned stockholder hereby appoints S.R. Perrino and Robert R. Bower, or either of them, the attorney and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of S. T. Research Corporation ("STR") standing in the name of the undersigned at the close of business on April 20, 1998 at the Special Meeting of Stockholders of STR to be held on Thursday, May 28, 1998 at 9:00 a.m., local time, and at any and all adjournments thereof, upon the following matter, which is proposed by STR:

         Proposal to approve the Agreement and Plan of Merger, dated as of December 23, 1997 (the "Merger Agreement"), by and among Daedalus Enterprises, Inc. ("DEI"), DEI Merger Sub, Inc., a wholly owned subsidiary of DEI ("Merger Sub"), and S. T. Research Corporation ("STR"), pursuant to which, among other things; (a) Merger Sub will be merged with and into STR (the "Merger"), and (b) each share of STR common stock outstanding immediately prior to the consummation of the Merger (other than shares held by stockholders of STR who perfect their dissenters' rights in the manner described in the Joint Proxy Statement/Prospectus), will be converted into the right to receive 2.58 shares of the common stock of DEI.

                   [  ]               [  ]                     [  ]
                   FOR               AGAINST                 ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus dated April __, 1998 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.


Dated:_________________,  1998  Signature_______________  Signature_____________


Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.